UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): April 22, 2020
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Babcock & Wilcox Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Akron, Ohio	44305
(Address of principal executive offices)	(Zip Code)

(330) 753-4511
Registrant’s Telephone Number, including Area Code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Henry E. Bartoli from the Board of Directors
On April 23, 2020, Henry E. Bartoli stepped down as a member of the Board of Directors (the “Board”) of Babcock & Wilcox Enterprises, Inc. (the “Company”). Mr. Bartoli’s resignation from the Board did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. As the only executive officer on the Board, Mr. Bartoli voluntarily resigned as a Board member in order to ensure the Company was able to comply with the requirement contained in the Company’s Corporate Governance Principles requiring that, at all times, at least 66% of the members of the Board satisfy all New York Stock Exchange listing standards for independence, other than Section 303A.02(b)(iv) of the NYSE listed company manual. This requirement was enacted pursuant to the Company’s settlement of certain federal and state court derivative litigation previously disclosed.
Mr. Bartoli is a valued member of the Company, and the Board extends its deepest gratitude to him for his service to the Board. Mr. Bartoli will continue in his capacity as the Company’s Chief Strategy Officer.
Certain Salary Deferral Actions
On April 22, 2020, the Company amended its employment and compensation arrangements with certain of its executive officers to defer a portion of each officer’s salary as follows:

•
BRPI Executive Consulting, LLC, the entity through which the Company contracts for the services of Kenneth M. Young, Chief Executive Officer, agreed to defer 50% of the amount payable under its agreement with the Company from June 1, 2020 to November 30, 2020. The deferred amounts will be paid during March 2021.

•	Henry E. Bartoli, Chief Strategy Officer, agreed to defer 50% of his base salary due between June 1, 2020 and November 18, 2020. The deferred amounts will be paid on November 30, 2020.

•	Louis Salamone, Chief Financial Officer, agreed to defer 30% of his base salary due between June 1, 2020 and November 18, 2020. The deferred amounts will be paid on November 30, 2020.

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Jimmy B. Morgan, Senior Vice President, The Babcock & Wilcox Company, agreed to defer 30% of his base salary due between June 1, 2020 and November 30, 2020. The deferred amounts will be paid during December 2020.

In connection with these deferrals, the Board also approved a deferral of 50% of the cash compensation payable to non-employee directors under the Company’s board compensation program during the period between June 1, 2020 and November 30, 2020. The deferred amounts will be paid during the first quarter of 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Babcock & Wilcox Enterprises, Inc.

April 27, 2020	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer